                                                                     EXHIBIT 3.2

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/11/1992
   762346501 - 2318752

                          CERTIFICATE OF INCORPORATION
                                       OF

                  GUNDLE LINING CONSTRUCTION ACQUISITION CORP.

     FIRST: The name of this corporation is Gundle Lining Construction Acquisition Corp.

     SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

     THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The amount of the total authorized capital stock of this corporation is divided into 50,000 shares of stock at $1.00 par value.

     FIFTH: The name and mailing address of the incorporator is as follows:

     Kimberly Andras Three Christina Centre, 201 N. Walnut Street; Wilmington DE 198O1

     SIXTH: The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders and their successors are elected and qualified are as follows:

     David S. Eakin, Michael C. Matltieson, and Daniel L. Shook, all of Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801

     SEVENTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     EIGHTH: Directors of the corporation shall not be liable to either the corporation its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (i) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: December 11, 1992
                                         /s/  [ILLEGIBLE]
                                        --------------------------------

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/21/1992
                                                          923565146 - 2318752

                               AGREEMENT OF MERGER

     Now on this 21st day of December, the Gundle Lining Construction Acquistition Corp. and the Gundle Lining Construction Corp., a Delaware Corporation and a Texas Corporation, pursuant to Section 252 of the General Corporation Law of the State of Delaware have entered in the following Agreement of Merger.

     WITNESS THAT:

     WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified, and

     WHEREAS, said Gundle Lining Construction Acquisition Corp., by its Certificate of Incorporation which was filed in the office of Secretary of State on December 11, 1992 has an authorized capital stock consisting of 50,000 of which capital stock 1000 shares are now issued and outstanding; and

     WHEREAS, said Gundle Lining Construction Corp., by its Certificate of Incorporation which was filed in the office of Secretary of State on April 10, 1984 has an authorized capital stock consisting of 50,000 of which capital stock 1000 shares are now issued and outstanding.

     WHEREAS, the Registered Office of said Gundle Lining Construction Acquisition Corp. in the State of Delaware is located in the city of Wilmington, County of New Castle, and the name and address of its Registered Agent is The Company Corporation located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801.

     WHEREAS, the Registered Office of said Gundle Lining Construction Corp. in the State of Texas is located in the city of Houston, Texas, County of Harris, and the name and address of its Registered Agent is Daniel L. Snook located at 19103 Gundle Road, Houston TX 77073.

     NOW THEREFORE, the corporations, parties to this agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

     FIRST: The Gundle Lining Construction Corp., hereby merges into Gundle Lining Construction Acquisition Corp. and said Gundle Lining Construction Corp. shall be and hereby to merged into Gundle Lining Construction Acquisition Corp, Which shall be the surviving corporation.

     SECOND: The Certificate of Incorporation of Gundle Lining Construction Acquisition Corp as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

     THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of surviving corporations shall be as follows:

     (a) The By-Laws of the surviving corporation as they shall exist on the effective date of this agreement shall be and remain the By-Laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     (c) This merger shall become effective upon filing with the Secretary of State of Delaware.

     (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officer and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     FOURTH: Upon filing of the Certificate of Merger, Gundle Lining Construction Acquisition Corp, shall assume the name of Gundle Lining Construction Corp.

     IN WITNESS WHEREOF, the parties to this agreement, pursuant to the authority duly given by their respective Board of Directors have caused these presents to be executed by the President (or Vice President) and attested by the Secretary (or Assistance Secretary) of each party hereto.


                                        Gundle Lining Construction
                                        Acquisition Corp.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        (President)


Attest:

/s/ DANIEL L. SHOOK
---------------------------------
(Secretary)

I, Daniel L Shook, Secretary of Gundle Lining Construction Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by the President and attested by the Secretary of Gundle Lining Construction Acquisition Corp., was duly submitted to the stockholders of said corporation, at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 1000 shares of stock of said corporation were on the said date issued and outstanding and that the holders of 1000 shares voted by ballot in favor of said Agreement and the holders of 0 shares voted by ballot against same, the said affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said corporation, and the duly adopted agreement of the said corporation.
     WITNESS my hand and seal of said Gundle Lining Construction Acquisition Corp. on this 21st day of December, 1992.


                                        /s/ DANIEL L. SHOOK
                                        ------------------------------
                                        Secretary

     THE ABOVE AGREEMENT OF MERGER, having been executed by the President and Attested by the Secretary of each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and that the fact having been certified on said Agreement of Merger by the Secretary of each corporate party thereto, the President and Secretary of each corporate party thereto do now hereby execute the said Agreement of Merger under the corporate seals of their respective corporations, by the authority of the Directors and stockholders thereof, as the respective act deed and agreement of each of said corporation on the 2lst day of December 1992.

                                        Gundle Lining Construction
                                        Acquisition Corp.

                                        /s/ [ILLEGIBLE]
                                        -------------------------------
                                        President

ATTEST:

/s/ DANIEL L. SHOOK
---------------------------------
Secretary

                                        Gundle Lining Construction Corp.

                                        /s/ [ILLEGIBLE]
                                        -------------------------------
                                        President

ATTEST:

/s/ DANIEL L. SHOOK
---------------------------------
Secretary

                             SECRETARY'S CERTIFICATE

     I, Daniel L. Shook, do hereby certify that I am the duly elected and qualified Secretary of Gundle Lining Construction Acquisition Corp., a Delaware Corporation and do further certify that at a meeting of the Shareholders of said corporation, duly held at 19103 Gundle Road, Houston TX on December 1, 1992, at which meeting a quorum was present and voting throughout, the following resolutions were unanimously adopted and are now in full force and effect.

     RESOLVED: That Gundle Lining Construction Corp., a Texas Corporation be absorbed into Gundle Lining Construction Acquisition Corp., a Delaware Corporation, under a pooling of interest transaction.

     RESOLVED: That in order to accomplish the purposes and intent of the foregoing resolution, the proper Officers of this Corporation be, and the said hereby are authorized, empowered and directed, in the name and on behalf of this Corporation and under its corporate Seal, or otherwise, to take all such action as is necessary and proper to accomplish the issuance of these shares, and to give effect to this resolution.


                                        /s/ DANIEL L. SHOOK
                                        ---------------------------------------
                                        Secretary

                                  ATTESTATIONS

     I hereby attest that the foregoing Merger Agreement was approved by shareholders representing 1000 shares of the 1000 issued and outstanding shares of Gundle Lining Construction Acquisition Corp..

                                        /s/ [ILLEGIBLE]
                                        ---------------------------------------
                                        President


ATTEST:

/s/ DANIEL L. SHOOK
---------------------------------
Secretary


     I hereby attest that the foregoing Merger Agreement was approved by shareholders representing 1000 shares of the 1000 issued and outstanding shares of Gundle Lining Construction Corp.

                                        /s/ [ILLEGIBLE]
                                        ---------------------------------------
                                        President


Attest:

/s/ DANIEL L. SHOOK
---------------------------------
Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/05/1995
                                                          950149902 - 2318752


                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

     GUNDLE LINING CONSTRUCTION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Company Corporation and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Gundle Lining Construction Corp. adopted the following resolution on the 23rd day of June, 1995.

     Resolved, that the registered office of Gundle Lining Construction Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Gundle Lining Construction Corp. has caused this statement to be signed by C. Wayne Case, its Vice President*, this 23rd day of June 1995.


                                               /s/ C. WAYNE CASE
                                               --------------------------------
                                               Vice President
                                               --------------------------------
                                                           (Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:31 PM 07/27/1995
                                                          950169013 - 2318752

                              CERTIFICATE OF MERGER
                                       OF
                           GUNDLE LINING SYSTEMS, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                        GUNDLE LINING CONSTRUCTION CORP.
                            (A DELAWARE CORPORATION)

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

                                                       State
          Name                                    of incorporation
          ----                                    ----------------
          Gundle Lining Systems, Inc.             Delaware

          Gundle Lining Construction Corp.        Delaware

     SECOND: That an agreement and plan of merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: That the name of the surviving corporation of the merger is Gundle Lining Construction Corp., a Delaware corporation, which name shall hereinwith be changed to GSE Lining Technology, Inc.

     FOURTH: That the certificate of incorporation of Gundle Lining Construction Corp., amended as follows, shall be the certificate of incorporation of the surviving corporation:

     Article First of the certificate of incorporation of Gundle Lining Construction Corp. shall be amended in its entirety to read:

          "FIRST. The name of this corporation is GSE Lining Technology, Inc."

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 19103 Gundle Road, Houston, Texas 77073.

     SIXTH: That a copy of the Merger Agreement will be furnished on request and without cost to the stockholder of any constituent corporation.

                              DATED: July 27, 1995

                                        GUNDLE LINING CONSTRUCTION CORP., a
                                        Delaware corporation

                                        By: /s/ WILLIAM P. REID
                                           ------------------------------------
                                        Name: William P. Reid
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------

ATTEST:

/s/ C. WAYNE CASE
------------------
Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:32 PM 07/27/1995
                                                          950169018 - 2318752

                              CERTIFICATE OF MERGER
                                       OF
                             SLT NORTH AMERICA, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                           GSE LINING TECHNOLOGY, INC.
                            (A DELAWARE CORPORATION)

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

                                                       State
          Name                                    of incorporation
          ----                                    ----------------
          SLT North America, Inc.                 Delaware

          GSE Lining Technology, Inc.             Delaware

     SECOND: That an agreement and plan of merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: That the name of the surviving corporation of the merger is GSE Lining Technology, Inc., a Delaware corporation.

     FOURTH: That the certificate of incorporation of GSE Lining Technology, Inc., shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 19103 Gundle Road, Houston, Texas 77073.

     SIXTH: That a copy of the Merger Agreement will be furnished on request and without cost to the stockholder of any constituent corporation.

                              DATED: July 27, 1995

                                        GSE LINING TECHNOLOGY, INC., a Delaware
                                        corporation

                                        By: /s/ WILLIAM P. REID
                                           ------------------------------------
                                        Name: William P. Reid
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------

ATTEST:

/s/ C. WAYNE CASE
-----------------
Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:33 PM 07/27/1995
                                                          950169024 - 2318752

                              CERTIFICATE OF MERGER
                                       OF
                              GUNDLE VENTURES, INC.
                          (A SOUTH DAKOTA CORPORATION)
                                      INTO
                           GSE LINING TECHNOLOGY, INC.
                            (A DELAWARE CORPORATION)

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

                                                       State
          Name                                    of incorporation
          ----                                    ----------------
          Gundle Ventures, Inc.                   South Dakota

          GSE Lining Technology, Inc.             Delaware

     SECOND: That an agreement and plan of merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: That the name of the surviving corporation of the merger is GSE Lining Technology, Inc., a Delaware corporation.

     FOURTH: That the certificate of incorporation of GSE Lining Technology, Inc., shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 19103 Gundle Road, Houston, Texas 77073.

     SIXTH: That a copy of the Merger Agreement will be furnished on request and without cost to the stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                 Par value per share or statement
Corporation            Class   Number of Shares  that shares arc without par value
-----------            -----   ----------------  ---------------------------------
Gundle Ventures, Inc.  Common  1,000             $1.00 per share

                              DATED: July 27, 1995

                                        GSE LINING TECHNOLOGY, INC., a Delaware
                                        corporation

                                        By: /s/ WILLIAM P. REID
                                           ------------------------------------
                                        Name: William P. Reid
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------


ATTEST:

/s/ C. WAYNE CASE
-----------------
Secretary

                              CERTIFICATE OF MERGER
                                       OF
                           SERROT INTERNATIONAL, INC.
                           (AN ILLINOIS CORPORATION)
                                      INTO
                           GSE LINING TECHNOLOGY, INC.
                            (A DELAWARE CORPORATION)


     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

                                              STATE
                      NAME              OF INCORPORATION
                      ----              ----------------
          Serrot International, Inc.    Illinois
          GSE Lining Technology, Inc.   Delaware

     SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: That the name of the surviving corporation of the merger is GSE Lining Technology, Inc., a Delaware corporation.

     FOURTH: That the certificate of incorporation of GSE Lining Technology, Inc., shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 19103 Gundle Road, Houston, Texas 77073.

     SIXTH: That a copy of the Merger Agreement will be furnished on request and without cost to the stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of SII is 15,000,000 shares of common stock, no par value, and 747,361 shares of voting convertible preferred stock, no par value.

                            [SIGNATURE PAGE FOLLOWS)


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 02/O5/2002
                                                          020076509 - 2318752

DATED: February 5, 2002                 GSE LINING TECHNOLOGY, INC.,
                                        a Delaware corporation

                                        By: /s/ SAMIR T. BADAWI
                                           ---------------------------
ATTEST:                                 Name: Samir T. Badawi
                                             -------------------------
/s/ C. WAYNE CASE                       Title: President & CEO
-----------------------                       ------------------------
C. Wayne Case, Secretary

                                        2